Exhibit 99.1 PRESS RELEASE, DATED MAY 25, 2022, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2022

ENERSYS REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2022 RESULTS

•$907 million record quarterly net sales +11.5% YOY
•Backlog grows to $1.3B on robust market demand across all business segments
•Q4'22 price outpaced cost, driving sequential earnings improvement despite new macro headwinds
•Returned $186 million to stockholders through share buybacks and dividends in FY’22
•Launched first comprehensive sustainability report in April 2022

READING, Pa., May 25, 2022 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year of fiscal 2022, which ended on March 31, 2022.

Key Financial Results and Metrics	Fourth Quarter ended			Full Year ended
In millions, except per share amounts	March 31, 2022	March 31, 2021	Change	March 31, 2022	March 31, 2021	Change
Net Sales	$907.0	$813.5	11.5%	$3,357.3	$2,977.9	12.7%
Diluted EPS (GAAP)	$0.67	$0.78	$(0.11)	$3.36	$3.32	$0.04
Adjusted Diluted EPS (non-GAAP)	$1.20	$1.30	$(0.10)	$4.47	$4.49	$(0.02)
Operating Earnings (GAAP)	$44.5	$51.7	$(7.2)	$206.2	$216.4	$(10.2)
Adjusted Operating Earnings (Non-GAAP)(1)	$66.8	$78.4	$(11.6)	$263.6	$284.2	$(20.6)
EBITDA (Non-GAAP)(2)	$71.8	$76.2	$(4.4)	$307.5	$302.9	$4.6
Adjusted EBITDA (Non-GAAP)(2)	$87.8	$96.9	$(9.1)	$339.5	$345.4	$(5.9)
Share Repurchases	$41.8	$—	$41.8	$156.4	$—	$156.4
Dividend per share	$0.175	$0.175	$—	$0.70	$0.70	$—
Total Capital Returned to Stockholders	$49.0	$7.5	$41.50	$186.0	$30.0	$156.0
(1) Operating Earnings adjusted for charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.

(2) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Message from the CEO

The March quarter marked a strong finish to a challenging year. Demand across all segments continued to surge, with fourth quarter net sales of $907 million eclipsing $900 million for the first time in our company’s history and our backlog growing to $1.3 billion, breaking new records for the third consecutive quarter. Our pricing actions are continuing to catch up with our significant cost increases, driving a 19% sequential increase in adjusted diluted EPS despite ongoing and mounting supply chain headwinds, labor shortages, and historic inflation levels. While pricing has not yet caught up with the persisting inflation endured this fiscal year, we are pleased with the trajectory our teams are making to recapture our underlying financial potential. For reference, the inflation and supply chain disruptions created nearly $3 per share of sequential pressure in fiscal 2022. Approximately two-thirds of this pressure was offset in the fiscal year as we continue to chase these pressures with price and mix.

We achieved several key milestones in fiscal 2022, including the launch and UL safety listing of our high-performance NexSys® lithium iON batteries which feature an integrated Battery Management System (BMS) that performs auto-diagnosis, voltage limitation, and communication of performance data. We also exceeded our capacity goal for our Thin Plate Pure Lead (TPPL) batteries. Customer demand for this proprietary technology across all of our business segments continues to outpace our ability to supply. We expect to benefit further from the strength of this demand as we make progress toward increasing capacity by an additional $200 million in fiscal 2023. I am also pleased to note we made significant progress on our ESG goals, including several sustainability and environment updates that culminated in the publication of our first comprehensive sustainability report in April 2022. The report highlights the critical role our power and energy solutions play in building a resilient, low-carbon future and are a key component to decarbonization globally.

As we enter fiscal 2023, we expect to face ongoing challenges with continued supply chain constraints and inflation exacerbated by the senseless conflict between Russia and Ukraine and the resurgence of Covid in China. We remain focused on what is in our control, catching inflation with ongoing price increases, navigating supply disruptions, and improving manufacturing cost performance. I am proud of our employees’ resilience and proven ability to address these challenges head on. Despite these near-term headwinds, we are optimistic about our ability to persevere and capitalize on the opportunities ahead of us. We believe we are well positioned for accelerated growth once the current macro headwinds subside. We are committed to being good corporate citizens and delivering long-term value to our shareholders through profitable growth and a disciplined capital allocation strategy.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Summary of Results

Fourth Quarter 2022

Net sales for the fourth quarter of fiscal 2022 were $907.0 million, an increase of 11.5% from the prior year fourth quarter net sales of $813.5 million and increased 7.5% sequentially from the third quarter of fiscal 2022 net sales of $844.0 million. The increase compared to prior year quarter was the result of an 8% increase in organic volume resulting primarily from strong demand arising from robust markets and the easing of the pandemic and a 6% increase in pricing, partially offset by a 2% decrease in foreign currency translation impact. The sequential increase was due to a 6% increase in organic volume and a 2% increase in pricing.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2022 was $28.1 million, or $0.67 per diluted share, which included an unfavorable highlighted net of tax impact of $22.0 million, or $0.53 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2021 was $33.8 million, or $0.78 per diluted share, which included an unfavorable highlighted net of tax impact of $22.7 million, or $0.52 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2022, on a non-GAAP basis, were $1.20, compared to the guidance of $1.11 to $1.21 per diluted share for the fourth quarter given by the Company on February 9, 2022. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.30 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2022 and March 31, 2021.

Summary of Results

Fiscal Year 2022

Net sales for the twelve months of fiscal 2022 were $3,357.3 million, an increase of 12.7% from the prior year twelve months net sales of $2,977.9 million. This increase was due to a 10% increase in organic volume resulting primarily from strong demand and a 3% increase in pricing.

Net earnings for the twelve months of fiscal 2022 was $143.9 million, or $3.36 per diluted share, which included an unfavorable highlighted net of tax impact of $47.1 million, or $1.11 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2021 was $143.3 million, or $3.32 per diluted share, which included an unfavorable highlighted net of tax impact of $50.8 million, or $1.17 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2022, on a non-GAAP basis, were $4.47. This compares to the prior year twelve months adjusted Net earnings of $4.49 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

First Quarter 2023 Outlook

Macro headwinds from supply chain constraints, increasing interest rates and increased inflationary challenges have only been fueled by geopolitical events of the past quarter, and we anticipate these will not dramatically subside this calendar year. We will continue to take necessary pricing actions and expect to see ongoing mix benefits of our product redesign and re-sourcing efforts continuing throughout the year. We remain well-positioned to capitalize heavily on robust market demand in exciting end-markets, our strong order book, and price stickiness once the current macro environment normalizes, and we are tracking to our strategic plan. For the first quarter of fiscal 2023, we expect adjusted diluted earnings per share in the range of $1.10 to $1.20, with our pricing keeping pace with mounting inflation and FX gains in the fourth quarter of fiscal 2022 not repeating. We expect our gross margin for the first quarter of fiscal 2023 to be in the range of 21% - 23%. For the full year of fiscal 2023 we expect capital expenditure to be approximately $100 million.

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter and full year 2022 financial results at 9:00 AM (EST) Thursday, May 26, 2022. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

The conference call can be accessed by dialing 877-359-9508 (domestic) or +1-224-357-2393 (international); Passcode: 8598259. The replay will be available from 12:00 a.m. on May 26, 2022 through 12:00 a.m. on June 25, 2022. The replay numbers are 855-859-2056 (domestic) or +1-404-537-3406 (international); Passcode: 8598259.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Twelve months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Net sales	$907.0	$813.5	$3,357.3	$2,977.9
Gross profit	194.6	197.3	750.0	739.1
Operating expenses	140.3	124.9	520.8	482.3
Restructuring and other exit charges	5.6	20.7	18.8	40.4
Impairment of indefinite-lived intangibles	1.2	—	1.2	—
Loss on assets held for sale	3.0	—	3.0	—
Operating earnings	44.5	51.7	206.2	216.4
Earnings before income taxes	38.9	43.2	173.9	170.1
Income tax expense	10.8	9.4	30.0	26.8
Net earnings attributable to EnerSys stockholders	$28.1	$33.8	$143.9	$143.3

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.68	$0.79	$3.42	$3.37
Diluted	$0.67	$0.78	$3.36	$3.32
Dividends per common share	$0.175	$0.175	$0.70	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	41,243,629	42,686,413	42,106,337	42,548,449
Diluted	41,843,270	43,587,698	42,783,373	43,224,403

EnerSys
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	March 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$402,488	$451,808
Accounts receivable, net of allowance for doubtful accounts (2022–$12,219; 2021–$12,992)	719,434	603,581
Inventories, net	715,712	518,247
Prepaid and other current assets	155,559	117,681
Total current assets	1,993,193	1,691,317
Property, plant, and equipment, net	503,264	497,056
Goodwill	700,640	705,593
Other intangible assets, net	396,202	430,898
Deferred taxes	60,479	65,212
Other assets	82,868	72,721
Total assets	$3,736,646	$3,462,797
Liabilities and Equity
Current liabilities:
Short-term debt	$55,084	$34,153
Current portion of finance leases	185	236
Accounts payable	393,096	323,876
Accrued expenses	289,765	318,723
Total current liabilities	738,130	676,988
Long-term debt, net of unamortized debt issuance costs	1,243,002	969,618
Finance leases	231	435
Deferred taxes	78,228	76,412
Other liabilities	183,780	195,768
Total liabilities	2,243,371	1,919,221
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2022 and at March 31, 2021	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2022; 55,552,810 shares issued and 42,753,020 shares outstanding at March 31, 2021	557	555
Additional paid-in capital	571,464	554,168
Treasury stock at cost, 14,762,266 shares held as of March 31, 2022 and 12,799,790 shares held as of March 31, 2021	(719,119)	(563,481)
Retained earnings	1,783,586	1,669,751
Contra equity - indemnification receivable	(3,620)	(5,355)
Accumulated other comprehensive loss	(143,495)	(115,883)
Total EnerSys stockholders’ equity	1,489,373	1,539,755
Nonredeemable noncontrolling interests	3,902	3,821
Total equity	1,493,275	1,543,576
Total liabilities and equity	$3,736,646	$3,462,797

EnerSys
Consolidated Statements of Cash Flows
(In Thousands)

	Fiscal year ended March 31,
	2022	2021	2020
Cash flows from operating activities
Net earnings	$143,911	$143,374	$137,116
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	95,878	94,082	87,344
Write-off of assets relating to restructuring and other exit charges	6,503	10,231	10,986
Loss on assets held for sale	2,973	—	—
Impairment of goodwill	—	—	39,713
Impairment of indefinite-lived intangibles and fixed assets	1,178	—	4,549
Derivatives not designated in hedging relationships:
Net losses (gains)	157	(430)	178
Cash proceeds (settlements)	255	905	(793)
Provision for doubtful accounts	2,621	178	4,821
Deferred income taxes	1,115	(8,994)	(16,486)
Non-cash interest expense	2,107	2,072	1,673
Stock-based compensation	24,289	19,817	20,780
Gain on disposal of property, plant, and equipment	(490)	(3,883)	(86)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(128,956)	8,713	26,486
Inventories	(212,839)	24,176	(9,379)
Prepaid and other current assets	(32,044)	27,292	(17,508)
Other assets	270	424	3,089
Accounts payable	65,316	20,797	(33,490)
Accrued expenses	(38,578)	32,357	7,055
Other liabilities	749	(12,736)	(12,650)
Net cash (used in) provided by operating activities	(65,585)	358,375	253,398

Cash flows from investing activities
Capital expenditures	(74,041)	(70,020)	(101,425)
Purchase of businesses	—	—	(176,548)
Proceeds from disposal of facility	3,268	—	720
Insurance proceeds relating to property, plant and equipment	—	4,800	403
Proceeds from disposal of property, plant, and equipment	1,540	176	2,031
Net cash used in investing activities	(69,233)	(65,044)	(274,819)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	20,556	(15,934)	(5,325)
Proceeds from Second Amended 2017 Revolver borrowings	523,400	102,000	386,700
Proceeds from 2027 Notes	—	—	300,000
Repayments of Second Amended 2017 Revolver borrowings	(88,400)	(210,000)	(517,700)
Repayments of Second Amended 2017 Term Loan	(161,447)	(39,589)	(28,138)
Debt issuance costs	(2,952)	—	(4,607)
Finance lease obligations and other	810	650	995
Option proceeds, net	1,336	9,114	1,417
Payment of taxes related to net share settlement of equity awards	(9,150)	(5,153)	(6,393)
Purchase of treasury stock	(156,366)	—	(34,561)
Dividends paid to stockholders	(29,353)	(29,812)	(29,705)
Net cash provided by (used in) financing activities	98,434	(188,724)	62,683
Effect of exchange rate changes on cash and cash equivalents	(12,936)	20,222	(13,495)
Net (decrease) increase in cash and cash equivalents	(49,320)	124,829	27,767
Cash and cash equivalents at beginning of year	451,808	326,979	299,212
Cash and cash equivalents at end of year	$402,488	$451,808	$326,979

Reconciliation of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings” and “adjusted EBITDA” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments.

Business Segment Operating Results

	Quarter ended
	($ millions)
	March 31, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$410.4	$364.9	$131.7	$907.0

Operating Earnings	$4.7	$29.8	$10.0	$44.5
Inventory adjustment relating to exit activities	0.2	1.4	—	1.6
Restructuring and other exit charges	1.4	4.2	—	5.6
Impairment of indefinite-lived intangibles	0.5	0.7	—	1.2
Loss on assets held for sale	—	3.0	—	3.0
Amortization of identified intangible assets from recent acquisitions	5.8	—	0.5	6.3
Other	3.3	1.0	0.3	4.6
Adjusted Operating Earnings	$15.9	$40.1	$10.8	$66.8

	Quarter ended
	($ millions)
	March 31, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$348.8	$332.8	$131.9	$813.5

Operating Earnings	$3.1	$31.9	$16.7	$51.7
Restructuring and other exit charges	0.5	20.0	0.2	20.7
Amortization of identified intangible assets from recent acquisitions	5.5	—	0.5	6.0
Adjusted Operating Earnings	$9.1	$51.9	$17.4	$78.4

Increase (Decrease) % from prior year quarter	Energy Systems	Motive Power	Specialty	Total
Net Sales	17.6%	9.7%	(0.2)%	11.5%
Operating Earnings	51.4	(6.4)	(40.2)	(13.9)
Adjusted Operating Earnings	74.0	(22.7)	(38.0)	(14.8)

	Twelve months ended
	($ millions)
	March 31, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,536.6	$1,361.2	$459.5	$3,357.3

Operating Earnings	$15.1	$146.5	$44.6	$206.2
Inventory adjustment relating to exit activities	0.2	2.4	—	2.6
Restructuring and other exit charges	2.8	17.1	(1.1)	18.8
Impairment of indefinite-lived intangibles	0.5	0.7	—	1.2
Loss on assets held for sale	—	3.0	—	3.0
Amortization of identified intangible assets from recent acquisitions	23.6	—	1.8	25.4
Other	5.1	1.0	0.3	6.4
Adjusted Operating Earnings	$47.3	$170.7	$45.6	$263.6

	Twelve months ended
	($ millions)
	March 31, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,380.2	$1,163.8	$433.9	$2,977.9

Operating Earnings	$63.8	$106.7	$45.9	$216.4
Restructuring and other exit charges	3.1	36.9	0.4	40.4
Amortization of identified intangible assets from recent acquisitions	23.5	—	1.8	25.3
Acquisition activity expense	0.2	—	0.1	0.3
Other	1.5	0.3	—	1.8
Adjusted Operating Earnings	$92.1	$143.9	$48.2	$284.2

Increase (Decrease) over prior year	Energy Systems	Motive Power	Specialty	Total
Net Sales	11.3%	17.0%	5.9%	12.7%
Operating Earnings	(76.3)	37.4	(2.7)	(4.7)
Adjusted Operating Earnings	(48.8)	18.8	(5.2)	(7.2)

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Twelve months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Net Earnings	$28.1	$33.8	$143.9	$143.3
Depreciation	15.3	15.8	62.6	60.9
Amortization	8.2	8.1	33.2	33.4
Interest	9.4	9.1	37.8	38.5
Income Taxes	10.8	9.4	30.0	26.8
EBITDA	71.8	76.2	307.5	302.9
Non-GAAP adjustments	16.0	20.7	32.0	42.5
Adjusted EBITDA	$87.8	$96.9	$339.5	$345.4

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Twelve months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Inventory adjustment relating to exit activities	$1.6	$0.0	$2.6	$—
Restructuring and other exit charges	5.6	20.7	18.8	40.4
Impairment of indefinite-lived intangibles	1.2	—	1.2	—
Loss on assets held for sale	3.0	—	3.0	—
Acquisition activity expense	—	—	—	0.3
Other	4.6	—	6.4	1.8
Non-GAAP adjustments	$16.0	$20.7	$32.0	$42.5

Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2022		March 31, 2021
Net Earnings reconciliation
As reported Net Earnings	$28.1		$33.8
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	1.6	(1)	—
Restructuring and other exit charges	5.6	(1)	20.7	(1)
Impairment of indefinite-lived intangibles	1.2	(2)	—
Loss on assets held for sale	3.0	(3)	—
Amortization of identified intangible assets from recent acquisitions	6.3	(4)	6.0	(4)
Other	4.6	(6)	—
Purchase accounting related tax	—		2.2
Income tax effect of above non-GAAP adjustments	(0.3)		(6.2)
Non-GAAP adjusted Net Earnings	$50.1		$56.5

Outstanding shares used in per share calculations
Basic	41,243,629		42,686,413
Diluted	41,843,270		43,587,698
Non-GAAP adjusted Net Earnings per share:
Basic	$1.21		$1.33
Diluted	$1.20		$1.30

Reported Net Earnings (Loss) per share:
Basic	$0.68		$0.79
Diluted	$0.67		$0.78
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2022	March 31, 2021
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	0.2	—
(1) Inventory adjustment relating to exit activities - Motive	1.4	—
(1) Restructuring and other exit charges - Energy Systems	1.4	0.5
(1) Restructuring and other exit charges - Motive Power	4.2	20.0
(1) Restructuring and other exit charges - Specialty	—	0.2
(2) Impairment of indefinite-lived intangibles - Energy Systems	0.5	—
(2) Impairment of indefinite-lived intangibles - Motive	0.7	—
(3) Loss on assets held for sale - Motive	3.0	—
(4) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.8	5.5
(4) Amortization of identified intangible assets from recent acquisitions - Specialty	0.5	0.5
(6) Other - Energy Systems	3.3	—
(6) Other - Motive	1.0	—
(6) Other - Specialty	0.3	—
Total Non-GAAP adjustments	$22.3	$26.7

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2022		March 31, 2021
Net Earnings reconciliation
As reported Net Earnings	$143.9		$143.3
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	2.6	(1)	—
Restructuring and other exit charges	18.8	(1)	40.4	(1)
Impairment of indefinite-lived intangibles	1.2	(2)	—
Loss on assets held for sale	3.0	(3)	—
Amortization of identified intangible assets from recent acquisitions	25.4	(4)	25.3	(4)
Acquisition activity expense	—		0.3	(5)
Other	6.4	(6)	1.8	(6)
Purchase accounting related tax	—		2.2
Income tax effect of above non-GAAP adjustments	(10.3)		(17.3)
Swiss Tax Reform	$—		$(1.9)
Non-GAAP adjusted Net Earnings	$191.0		$194.1

Outstanding shares used in per share calculations
Basic	42,106,337		42,548,449
Diluted	42,783,373		43,224,403
Non-GAAP adjusted Net Earnings per share:
Basic	$4.54		$4.56
Diluted	$4.47		$4.49

Reported Net Earnings (Loss) per share:
Basic	$3.42		$3.37
Diluted	$3.36		$3.32
Dividends per common share	$0.70		$0.70

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2022	March 31, 2021
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	0.2	—
(1) Inventory adjustment relating to exit activities - Motive Power	2.4	—
(1) Restructuring and other exit charges - Energy Systems	2.8	3.1
(1) Restructuring and other exit charges - Motive Power	17.1	36.9
(1) Restructuring and other exit charges - Specialty	(1.1)	0.4
(2) Impairment of indefinite-lived intangibles - Energy Systems	0.5	—
(2) Impairment of indefinite-lived intangibles - Motive	0.7	—
(3) Loss on assets held for sale - Motive	3.0	—
(4) Amortization of identified intangible assets from recent acquisitions - Energy Systems	23.6	23.5
(4) Amortization of identified intangible assets from recent acquisitions - Specialty	1.8	1.8
(5) Acquisition activity expense - Energy Systems	—	0.2
(5) Acquisition activity expense - Specialty	—	0.1
(6) Other - Energy Systems	5.1	1.5
(6) Other - Motive	1.0	0.3
(6) Other - Specialty	0.3	—
Total Non-GAAP adjustments	$57.4	$67.8